UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PINNACLE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINNACLE SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, October 29, 2003

TO THE SHAREHOLDERS OF PINNACLE SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of PINNACLE SYSTEMS, INC., a California corporation, will be held on Wednesday, October 29, 2003, at 1:00 p.m. local time at 280 North Bernardo Avenue, Mountain View, California 94043, for the following purposes:

1.	to elect eight directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2004;

3.	to approve the adoption of our 2004 employee stock purchase plan; and

4.	to transact such other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on Friday, September 12, 2003 will be entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the annual meeting in person. However, to ensure representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the annual meeting. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Arthur D. Chadwick Vice President, Finance and Administration, Chief Financial Officer and Secretary

Mountain View, California

October 8, 2003

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE AS PROMPTLY AS POSSIBLE.

i

PINNACLE SYSTEMS, INC.

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Pinnacle Systems, Inc. for use at our 2003 annual meeting of shareholders or at any postponement or adjournment of the meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of shareholders.

The annual meeting will be held at our principal executive offices located at 280 North Bernardo Avenue, Mountain View, California 94043 on Wednesday, October 29, 2003, at 1:00 p.m. local time. Our telephone number at that location is (650) 526-1600.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including financial statements, were first mailed on or about Wednesday, October 8, 2003 to all shareholders entitled to vote at the annual meeting. Although the Annual Report on Form 10-K and this proxy statement are being mailed together, the Annual Report on Form 10-K does not constitute part of this proxy statement. You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our corporate secretary at the address above.

Record Date

Shareholders of record at the close of business on Friday, September 12, 2003 are entitled to notice of and to vote at the annual meeting. We have one series of common shares outstanding, designated common stock, no par value. At the close of business on the record date, 65,682,825 shares of our common stock were issued and outstanding and held of record by approximately 264 shareholders of record. As of the record date, no shares of our preferred stock were outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of September 12, 2003 by:

•	each shareholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the executive officers named in the summary compensation table on page 18; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws.

Beneficial Owner	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
5% Shareholders:
FMR Corp.(2) 82 Devonshire Street Boston, Massachusetts 02109	6,464,629	—	6,464,629	9.8%

Directors and Named Executive Officers:
J. Kim Fennell	1,322	199,999	201,321	*
Mark L. Sanders	359,184	726,834	1,086,018	1.6%
Ajay Chopra	159,786	407,416	567,202	*
L. Gregory Ballard	5,000	51,000	56,000	*
L. William Krause	—	90,000	90,000	*
John C. Lewis	15,000	85,000	100,000	*
Harry Motro	—	—	—	—
Charles J. Vaughan	132,140	85,000	217,140	*
William Loesch	5,900	283,958	289,858	*
Robert Wilson	7,900	244,499	252,399	*
All directors and executive officers as a group (12 persons)	698,812	2,791,805	3,490,617	5.3%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal shareholders. Applicable percentage of ownership is based on 65,682,825 shares of common stock outstanding as of September 12, 2003. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of September 12, 2003, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.

(2)	Information based on the Schedule 13G filed on April 10, 2003 with the Securities and Exchange Commission by FMR Corp. FMR Corp. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G. The investment management companies, which include several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is deemed to be the beneficial owner of 6,464,629 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Voting

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided. Of course, you may also choose to come to the annual meeting and vote your shares in person. The proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors.

You are entitled to one vote for each share of common stock held by you on the record date. With respect to the election of directors (Proposal One), directors must be elected by a plurality of the votes cast at the annual meeting. This means that the eight nominees receiving the highest number of votes will be elected. Every shareholder complying with Section 708(b) of the California General Corporation Law and voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than eight candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder’s votes. On all other matters, each share of common stock has one vote.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present or represented in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to ratify the appointment of KPMG LLP as our independent auditors and to adopt the 2004 employee stock purchase plan, your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One and Proposal Two, which are routine matters. However, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal Three if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Proxy Solicitation Costs

This solicitation of proxies is made by our board of directors, and all related costs will be borne by us. None of our directors intend to oppose any action for which shareholder approval is being solicited. We have retained the services of our transfer agent, Mellon Investor Services LLC, to assist in obtaining proxies from brokers and nominees of shareholders for the annual meeting. The estimated cost of such services is $9,500 plus out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees may solicit proxies on behalf of our board of directors without additional compensation, personally, by telephone or facsimile. We expect Mellon Investor Services LLC to tabulate the proxies and act as the inspector of elections.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you must either (i) sign and return another proxy bearing a later date; (ii) provide written notice of the revocation to our corporate secretary before we take the vote at the meeting; or (iii) attend the meeting and vote in person. Your attendance will not automatically revoke your proxy; you must specifically revoke your proxy.

Our Voting Recommendations

Our board of directors recommends that you vote:

•	FOR the election of the eight nominees to the board of directors;

•	FOR the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2004; and

•	FOR the adoption of our 2004 employee stock purchase plan.

Voting Results

The preliminary voting results will be announced at the annual meeting. The final voting results will be calculated by our transfer agent and inspector of elections, Mellon Investor Services LLC, and published in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2004.

Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting of Shareholders

As a shareholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. If you intend to present a proposal at our 2004 annual meeting of shareholders, the proposal must be received by us no later than June 10, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for shareholder proposals that are not intended to be included in a company’s proxy statement. The discretionary vote deadline for our 2004 annual meeting is August 24, 2004, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a shareholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at our 2004 annual meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

A board of eight directors is to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently serving on our board of directors. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until such director’s successor has been duly elected and qualified.

Vote Required

If a quorum is present and voting, the eight nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will not be counted in the election of directors.

Nominees

The following table sets forth the names, ages and titles of the nominees as of September 12, 2003. All nominees are currently directors.

Name	Age	Position with Pinnacle	Director Since
J. Kim Fennell	46	President, Chief Executive Officer and Director	2002
Mark L. Sanders	60	Chairman of the Board of Directors	1990
Ajay Chopra	46	President, Broadcast and Professional Division, and Director	1986
L. Gregory Ballard(1)(3)	49	Director	1998
L. William Krause(1)(3)	61	Director	1999
John C. Lewis(2)(3)	67	Director	1995
Harry Motro(2)(3)	42	Director	2003
Charles J. Vaughan(2)(3)	65	Director	1986

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

(3)	Member of the nominating and governance committee.

There are no family relationships between any of our directors or executive officers.

Mr. Fennell has served as our president, chief executive officer and a director since July 1, 2002. From November 2000 to July 1, 2002, Mr. Fennell was chief executive officer and president of StorageWay, Inc., a data storage service provider. From July 2000 to November 2000, Mr. Fennell was vice president of Avaya Inc., a communication systems provider, in charge of the enterprise communications applications division. From October 1997 to July 2000, Mr. Fennell was a vice president with Lucent Technologies, Inc., a networking and communication systems provider, in various roles including the head of the communications applications group, which encompassed its messaging, customer relationship management and internet applications businesses. Mr. Fennell was an executive with Octel Communications Corp., a voice, fax and electronic messaging company, from 1986 until Lucent acquired Octel in 1997. At Octel he was responsible for Octel Canada Inc., Octel Europe Inc. and then international operations. Prior to Octel, he held various management positions with its Canadian subsidiaries, ROLM Corp. and Burroughs Corp.

Mr. Sanders has served as the chairman of our board of directors since July 2002 and as one of our directors since January 1990. Mr. Sanders served as our president and chief executive officer from January 1990 to July

2002. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as vice president and general manager of the recording systems division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders is currently a director of LookSmart, Ltd., an internet search provider, and Bell Microproducts, Inc., a distributor of computer data storage and network products.

Mr. Chopra, one of our founders, has served as president of our broadcast and professional division since July 2001 and as one of our directors since our inception in May 1986. In addition, Mr. Chopra served as the chairman of our board of directors from January 1990 to July 2002. Mr. Chopra served as president of our professional media division from August 2000 to August 2001, and as our vice president, general manager, desktop products from April 1997 to July 2000. Mr. Chopra previously served as our chief technology officer from June 1996 to April 1997, as our vice president of engineering from January 1990 to June 1996, and as our president and chief executive officer from May 1986 to January 1990.

Mr. Ballard has served as one of our directors since July 1998. Mr. Ballard served as chief executive officer and a director of SONICblue, Inc., a consumer electronics company, from April 2002 to May 2003. Mr. Ballard served as chief executive officer of MyFamily.com, a leading website for connecting families on the internet, from January 2000 to July 2001. Mr. Ballard has also served as a director of MyFamily.com since January 2000. Mr. Ballard was president, chief executive officer and a director of 3dfx Interactive Inc., a developer of 3D media processors, from December 1996 to October 1999. Prior to joining 3dfx Interactive Inc., Mr. Ballard was president of Capcom Entertainment, Inc., a video game and multimedia entertainment company, from May 1995 to November 1996. Prior to that, Mr. Ballard served as chief operating officer and chief financial officer of Digital Pictures, Inc., a video game company, from May 1994 to June 1995. Mr. Ballard was president and chief executive officer of Warner Custom Music Corporation, a multimedia marketing division of Time Warner Inc., from October 1992 to May 1994, and president and chief operating officer of Personics Corporation, a predecessor to Warner Music, from January 1991 to October 1992. Mr. Ballard currently serves as a director of THQ, Inc. and IGN Entertainment, Inc.

Mr. Krause has served as one of our directors since July 1999. Mr. Krause has been the chairman of the board of directors and chief executive officer of Caspian Networks, Inc., an IP networking systems provider, since April 2002. In addition, Mr. Krause has been president of LWK Ventures, a private investment company since November 1998. From September 2001 to February 2002, Mr. Krause was the chairman of the board of directors and chief executive officer of Exodus Communications, Inc., an internet services company, which he guided through Chapter 11 bankruptcy to a sale of assets. Mr. Krause served as president, chief executive officer and as a director of Storm Technology, Inc., a digital imaging company, from October 1991 to November 1998, when it filed for protection under federal bankruptcy laws. Prior to that, Mr. Krause served as president and chief executive officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its chairman from 1987 to 1993 when he retired. Previously, Mr. Krause served in various marketing and general management positions at the Hewlett-Packard Company. Mr. Krause currently serves as a director of Packeteer, Inc., Sybase, Inc. and several private companies.

Mr. Lewis has served as one of our directors since December 1995. Mr. Lewis was the chairman of the board of directors of Amdahl Corporation, a developer of high performance computer systems, from 1987 to March 2000. Mr. Lewis was re-elected president and chief executive officer of Amdahl in March 1996, where he served until April 1998. Mr. Lewis previously served as president of Amdahl from 1977 to 1987 and as chief executive officer from 1983 to 1992. Mr. Lewis is currently a director of Cypress Semiconductor Corporation and the chairman of the board of directors of Vitesse Semiconductor Corporation.

Mr. Motro has served as one of our directors since July 2003. Mr. Motro is currently taking an extended sabbatical during which he is continuing his education and is actively involved in the not-for-profit sector. From January 2000 to December 2002, Mr. Motro was president of MotroVentures, a small-capital investment fund working with start-up companies in the wireless and software sectors. Mr. Motro was president and chief executive officer of Infoseek Corporation, a search technology company, from April 1997 to January 2000 when it was sold to The Walt Disney Company. Mr. Motro previously held a number of senior management positions with Time Warner Inc. and its affiliates from 1988 to 1997.

Mr. Vaughan has served as one of our directors since June 1986. Mr. Vaughan has been a partner of VLCO Investments, a private investment firm that he founded, since 1985. From May 1989 to January 1992, he served in various positions at Homestead Financial Corporation, a diversified financial services company, and its subsidiaries, including executive vice president and chief operating officer. Previously, Mr. Vaughan held a number senior management and financial positions with General Electric Company, including vice president of auditing and chief financial officer of the international and consumer products sectors.

Board and Committee Meetings

Our board of directors held eight meetings during fiscal year 2003. No director attended fewer than 75% of the total number of board of directors and committee meetings for committees on which such director served during fiscal year 2003. The board of directors also approved certain matters by unanimous written consent. The board of directors has an audit committee, a compensation committee and a nominating and governance committee. All members of these committees are non-employee directors.

Audit Committee

In fiscal year 2003, the audit committee consisted of Charles J. Vaughan, chairman, L. William Krause and John C. Lewis. Mr. Motro replaced Mr. Krause on the audit committee in July 2003. Each member of the audit committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The audit committee held nine meetings during fiscal year 2003. The audit committee acts under a written charter adopted and approved by our board of directors. A copy of the audit committee charter is attached to this proxy statement as Annex A. The audit committee performs the following functions:

•	provides oversight and monitoring of our management and the independent auditors and their activities with respect to our financial reporting process;

•	provides our board of directors with the results of its monitoring and recommendations derived therefrom;

•	nominates to the board of directors independent auditors to audit our financial statements and oversees the activities and independence of such independent auditors; and

•	provides to the board of directors such additional information and materials as it may deem necessary to make the board of directors aware of significant financial matters that require the attention of the board of directors.

Compensation Committee

In fiscal year 2003, the compensation committee consisted of L. William Krause, chairman, and L. Gregory Ballard. The compensation committee held three meetings during fiscal year 2003. The compensation committee acts under a written charter adopted and approved by our board of directors. A copy of the compensation committee charter is attached to this proxy statement as Annex B. The compensation committee performs the following functions:

•	determines salaries, incentives and other forms of compensation for our directors, executive officers and other employees; and

•	administers various incentive compensation and benefit plans.

Nominating and Governance Committee

In October 2002, the board of directors expanded the responsibilities of the nominating committee to include corporate governance matters. In fiscal year 2003, the nominating and governance committee consisted of John C. Lewis, chairman, L. Gregory Ballard, L. William Krause and Charles J. Vaughan. Mr. Motro joined the nominating and governance committee in July 2003. The nominating and governance committee held one meeting during fiscal year 2003. The nominating and governance committee acts under a written charter adopted and approved by our board of directors. A copy of the nominating and governance committee charter is attached to this proxy statement as Annex C. The nominating and governance committee is responsible for ensuring that the board of directors is properly constituted to meet its fiduciary obligations to shareholders and our company and that our company has appropriate corporate governance policies and practices and is also responsible for monitoring compliance with such policies and practices. The nominating and governance committee also recommends to the board of directors candidates for nomination to the board of directors and will consider nominees recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under “Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting of Shareholders.”

Compensation Committee Interlocks and Insider Participation

No person who was an employee of our company during fiscal year 2003 served on the compensation committee during fiscal year 2003. During fiscal year 2003, no member of the compensation committee or executive officer of our company served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee. Mr. Fennell, our president and chief executive officer and a director, participated as a non-member of the compensation committee in discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that Mr. Fennell was excluded from discussions regarding his own salary, incentive compensation and stock option grants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE EIGHT NOMINEES NAMED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors, acting upon the recommendation of the audit committee of the board of directors, has selected KPMG LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2004, and recommends that shareholders vote for ratification of such appointment. Although shareholder approval of the selection by the audit committee of the independent auditors is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the shareholders. Notwithstanding the selection by the board of directors of KPMG LLP, the board of directors may direct the appointment of new independent auditors at any time during the year if the board of directors determines that such a change would be in our best interest and in that of our shareholders. In the event of a negative vote on ratification, the board of directors will reconsider its selection.

KPMG LLP has audited our financial statements annually since 1987. Representatives of KPMG LLP will be present at the annual meeting and be given an opportunity to make a statement if they desire to do so and will be available to answer any appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP as our independent auditors. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Audit and Related Fees

The following table summarizes the approximate aggregate fees KPMG LLP billed to us during fiscal year 2003:

Audit Fees(1)	$575,000
Financial Information Systems Design and Implementation Fees	$—
All Other Fees:
Audit-Related Fees(2)	$244,000
Tax Compliance, Consulting and Planning(3)	$597,000
Other Fees(4)	$256,000

Total Fees	$1,672,000

(1)	Includes fees for professional services rendered for the audit of the annual consolidated financial statements for fiscal year 2003 included in our Annual Report on Form 10-K and the review of the consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Includes fees for assistance with Securities and Exchange Commission filings, foreign statutory audits and various accounting consultation services.

(3)	Includes fees for various advisory services related principally to tax preparation services and tax consultation services.

(4)	Includes fees for litigation support.

Before selecting KPMG LLP, the audit committee carefully considered KPMG LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The audit committee expressed its satisfaction with KPMG LLP in all of these respects. The audit committee of the board of directors considered and determined that KPMG LLP’s provision of non-audit services to us during fiscal year 2003 is compatible with and did not impair KPMG LLP’s independence.

Report of the Audit Committee of the Board of Directors

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the audit committee of the board of directors shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

Below is the report of the audit committee with respect to our audited consolidated financial statements for the fiscal year ended June 30, 2003, which include our consolidated balance sheets as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the fiscal years ended June 30, 2003, June 30, 2002 and June 30, 2001 and the notes thereto.

In accordance with the written charter adopted by the board of directors, the audit committee of the board of directors, which is currently comprised of three independent directors, has the primary responsibility of overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the board of directors. It also recommends to the board of directors the appointment of our independent auditors and approves the services performed by the independent auditors. The members of the audit committee have been determined to be independent in accordance with the applicable rules of the Securities and Exchange Commission and Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. A copy of the audit committee’s charter is attached to this proxy statement as Annex A.

Review and Discussion with Management

The audit committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended June 30, 2003.

Review and Discussions with Independent Auditors

The audit committee has discussed with KPMG LLP, our independent auditors, the matters the audit committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The audit committee also has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP any relationships that may impact its independence, and satisfied itself as to the auditors’ independence.

Conclusion

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited consolidated financial statements for the fiscal year ended June 30, 2003 be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment of the independent auditors, and the board of directors concurred in such recommendation.

Respectfully submitted by:

The Audit Committee of the Board of Directors

Charles J. Vaughan, Chairman

John C. Lewis

Harry Motro

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF PINNACLE SYSTEMS, INC. FOR THE FISCAL YEAR ENDING JUNE 30, 2004.

PROPOSAL THREE

ADOPTION OF 2004 EMPLOYEE STOCK PURCHASE PLAN

In July 2003, the board of directors adopted the 2004 employee stock purchase plan, effective August 24, 2004, subject to shareholder approval within 12 months of board approval.

At the annual meeting, our shareholders are being asked to approve the adoption of the employee stock purchase plan. In the absence of contrary specifications, the shares represented by the proxies will be voted for the approval. The employee stock purchase plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The 2004 employee stock purchase plan is intended to replace our employee stock purchase plan, initially approved in 1994 with a ten year term, which will expire in August 2004. Our 1994 employee stock purchase plan had approximately 2,711,797 shares of common stock remaining available for purchase as of June 30, 2003. Any shares not purchased in the 1994 employee stock purchase plan’s last purchase period will be reserved for issuance under the 2004 employee stock purchase plan. No additional shares of our common stock have been reserved for issuance under the 2004 employee stock purchase plan.

The essential terms of the employee stock purchase plan are summarized as follows:

Purpose

The purpose of the employee stock purchase plan is to provide eligible employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

The employee stock purchase plan provides for administration by our board of directors or a committee appointed by the board and is currently administered by the compensation committee of the board of directors. All questions of interpretation or application of the employee stock purchase plan are determined by the board of directors or its appointed committee, and its decisions are final and binding upon all participants.

Offering Periods

The employee stock purchase plan has a series of consecutive, overlapping 24 month offering periods, with each offering period consisting of four six-month purchase periods. However, the first purchase period in the first offering period will last approximately eight months. The initial offering period under the employee stock purchase plan will begin on the first trading day on or after August 24, 2004 and the second offering period under the employee stock purchase plan will begin on the first trading day on or after May 1, 2005. Subsequent offering periods will begin on the first trading day on or after May 1 and November 1 of each year. The board of directors has the power to alter the duration of the offering periods, including the commencement dates, without shareholder approval if such change is announced prior to the affected offering period.

Eligibility to Participate in the Employee Stock Purchase Plan

Any person who is a common law-employee and whose customary employment with us (or a designated subsidiary of us) is at least 20 hours per week and more than five months in any calendar year is eligible to participate in the employee stock purchase plan. Eligible employees become participants in the employee stock purchase plan by delivering to our payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the employee stock purchase plan after the commencement of an offering may not participate in the employee stock purchase plan until the commencement of the next offering period.

Employees will not be eligible to participate in an offering under the plan (i) if immediately after the commencement of an offering, the employee owns stock or holds outstanding options to purchase stock representing five percent or more of the total combined voting power or value of all classes of our stock or (ii) the employee’s rights to purchase stock under the employee stock purchase plan (and all other plans of ours and our subsidiaries) accrue at a rate that exceeds $25,000 of the fair market value of our common stock on the effective date of the applicable offering for each calendar year in which the option is outstanding at any time.

Purchase Price

The price at which shares are sold to participating employees is 85% of the fair market value per share of our common stock on (i) the first trading day of the offering period or (ii) the last trading day of the purchase period, whichever is lower. The fair market value of our common stock on a given date is determined by reference to the closing sales price of the Nasdaq National Market. The closing sale price per share of our common stock on the Nasdaq National Market on September 12, 2003 was $9.30.

To the extent permitted by any applicable laws, regulations or stock exchange rules, if the fair market value of our common stock is lower on the last trading day of the applicable purchase period than the fair market value of our common stock on the first day of the offering period to which such purchase period applies, then all participants in the offering period will be automatically withdrawn from such offering period immediately after the exercise of their option and automatically re-enrolled in the immediately following offering period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. Payroll deductions may not exceed 15% of a participant’s compensation. A participating employee may discontinue his or her participation in the employee stock purchase plan at any time during the offering period. A participant may increase or decrease the rate of payroll deductions at any time during a purchase period, but such change in rate may not become effective until the first payroll period following five days after we receive notification of the change. Notwithstanding the foregoing, the board of directors or its appointed committee may limit the number of changes during any offering period. Payroll deductions will commence on the first payday following the offering date and will continue at the same rate until the end of the offering period unless sooner terminated as provided in the employee stock purchase plan.

Purchase of Stock; Exercise of Option

By executing a subscription agreement to participate in the employee stock purchase plan, the employee is entitled to have shares placed under option to him or her. The maximum number of shares placed under option to a participant in a single purchase period is 10,000. Within this limit, the number of shares purchased depends on the fair market value of our common stock on the first business day of the offering period and the last business day of the purchase period and the cumulative amount of an employee’s contributions at the end of the purchase period. On the option exercise date, an employee’s accumulated contributions will be used to purchase whole shares at the purchase price.

If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the employee stock purchase plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

A participant may withdraw from the employee stock purchase plan at any time by delivering to us a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the applicable purchase period. Any withdrawal by an employee during a given offering period automatically terminates the employee’s interest in that offering period, and the employee may not participate in the employee stock purchase plan until the next offering period begins.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the employee stock purchase plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant, or, in the case of death, to the person or person entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the shares subject to purchase and in the purchase price per share.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of our company, the offering period then in progress will be shortened by setting a new exercise date and the participant’s option will be exercised automatically on such date. Participants will be notified in writing at least ten business days prior to the new exercise date. The employee stock purchase plan will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the board of directors or its appointed committee.

Merger or Change of Control

In the event of a merger or change of control of our company, each outstanding option under the employee stock purchase plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, any purchase periods then in progress will be shortened by setting a new exercise date and the participant’s option will be exercised automatically on such date. Any offering periods then in progress will end on such new exercise date. Participants will be notified in writing at least ten business days prior to the new exercise date.

Nonassignability

No rights or accumulated payroll deductions of an employee under the employee stock purchase plan may be pledged, assigned, transferred or otherwise disposed of for any reason (other than by will and the laws of descent and distribution) and any such attempt may be treated by us as an election to withdraw from the employee stock purchase plan.

Amendment and Termination of the Purchase Plan

The board of directors may at any time amend or terminate the employee stock purchase plan, except that such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant. To the extent necessary to comply with applicable law, regulation or stock exchange rules, the board of directors will obtain shareholder approval in such manner and to such a degree as required.

Certain United States Federal Income Tax Information

The employee stock purchase plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee stock purchase plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sales or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of on before the expiration of the above holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that we are entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the employee stock purchase plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Incorporation by Reference

The foregoing is only a summary of the employee stock purchase plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this proxy statement as Annex D.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to adopt the 2004 employee stock purchase plan. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN.

Participation in 2004 Employee Stock Purchase Plan

Participation in the 2004 employee stock purchase plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the employee stock purchase plan are not determinable. Non-employee directors are not eligible to participate in the employee stock purchase plan. No purchases have been made under the employee stock purchase plan since its adoption by the board of directors.

New Plan Benefits—1994 Employee Stock Purchase Plan

The following table sets forth certain information regarding shares purchased during the fiscal year ended June 30, 2003 and the payroll deductions accumulated at the end of the fiscal year ended June 30, 2003 in accounts under the 1994 employee stock purchase plan for each of the executive officers named in the summary compensation table on page 18 who participated in the 1994 employee stock purchase plan, all current executive officers as a group, and all other employees who participated in the 1994 employee stock purchase plan as a group:

Name	Number of Shares Purchased(1)	Dollar Value(2)	Payroll Deductions as of Fiscal Year End
J. Kim Fennell	1,322	$1,873.93	$10,618.97
Mark L. Sanders	5,800	40,637.00	21,248.30
Ajay Chopra	5,800	40,637.00	21,248.30
William Loesch	5,800	40,637.00	21,248.30
Robert Wilson	5,800	40,637.00	21,248.30
All current executive officers as a group (6 persons)	30,322	205,065.74	116,860.47
All non-employee directors as a group (5 persons)	—	—	—
All other employees (including all current officers who are not executive officers as a group)	1,145,181	7,703,009.00	4,459,983.21

(1)	Includes shares purchased on October 31, 2002 and April 30, 2003, the two most recent purchase periods under the 1994 employee stock purchase plan.

(2)	Market value of shares on date of purchase, minus the purchase price under the 1994 employee stock purchase plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2003 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1987 stock option plan, the 1994 employee stock purchase plan, the 1994 director option plan, the 1996 stock option plan and the 1996 supplemental stock option plan, each as amended, as well as options assumed by us pursuant to certain acquisitions. The table does not include information about the proposed 2004 employee stock purchase plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#) (c)
Equity compensation plans approved by security holders(1)	5,116,391	(2)	7.42	3,303,644	(4)
Equity compensation plans not approved by security holders	8,906,135	(3)	10.42	6,362,140	(5)
Total	14,022,526		9.09	9,665,784

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 employee stock purchase plan or the weighted average exercise price of outstanding rights under the 1994 employee stock purchase plan for the purchase period beginning on May 1, 2003 which are not determinable until the expiration of the current purchase period on October 31, 2003. The 1994 employee stock purchase plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower. The 1994 employee stock purchase plan also provides for an automatic increase each year on the date of the annual meeting of shareholders equal to the lesser of 1,200,000 shares or 2% of our outstanding shares on such date.

(2)	This number reflects the number of securities to be issued upon exercise of outstanding options under the 1987 stock option plan, the 1994 director option plan and the 1996 stock option plan.

(3)	This number does not include outstanding options to purchase 37,493 shares of our common stock that we assumed through various mergers and acquisitions. At June 30, 2003, these assumed options had a weighted average exercise price of $10.42 per share. There are no options outstanding under arrangements between us and any individual.

(4)	This number includes securities available for future issuance under the 1994 director option plan, the 1994 employee stock purchase plan and the 1996 stock option plan. No securities are available for future issuance under the 1987 stock option plan. After August 23, 2004, we will not issue any further securities under the 1994 employee stock purchase plan if our shareholders approve the proposed 2004 employee stock purchase plan.

(5)	Includes an increase to the number of shares reserved for issuance under the 1996 supplemental stock option plan of 3,000,000 shares, which increase was approved by the board of directors in May 2003. No securities are available for future issuance under any arrangement between us and any individual.

1996 Supplemental Stock Option Plan

On November 21, 1996, the board of directors adopted the 1996 supplemental stock option plan. The 1996 supplemental stock option plan has not been submitted to our shareholders for approval. A copy of the 1996 supplemental stock option plan, as amended, is attached as Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

The material terms of the 1996 supplemental stock option plan are summarized as follows:

Purpose

The purposes of the 1996 supplemental stock option plan are to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to employees and consultants and (iii) promote the success of our business.

Eligibility to Participate in the 1996 Supplemental Stock Option Plan

We may grant nonstatutory stock options pursuant to the 1996 supplemental stock option plan to our employees and consultants who are not officers or directors; provided, however, that we may grant options to an officer pursuant to the 1996 supplemental stock option plan in connection with his or her initial service with us.

Number of Shares Covered by the 1996 Supplemental Stock Option Plan

When the board of directors adopted the 1996 supplemental stock option plan on November 21, 1996, the board reserved 350,000 shares of our common stock for issuance under the 1996 supplemental stock option plan. On July 17, 1997, the board of directors amended the 1996 supplemental stock option plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 500,000 shares, for a total of 850,000 shares. On January 20, 1999, the board of directors amended the 1996 supplemental stock option plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 300,000 shares, for a total of 1,150,000 shares. In May 1999, we effected a 2-for-1 forward stock split, increasing the total shares reserved for issuance under the 1996 supplemental stock option plan to 2,300,000 shares. On July 27, 1999, the board of directors amended the 1996 supplemental stock option plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,500,000 shares, for a total of 3,800,000 shares. On September 1, 1999, the board of directors amended the 1996 supplemental stock option plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares, for a total of 4,800,000 shares. In March 2000, we effected a 2-for-1 forward stock split, increasing the total shares reserved for issuance under the 1996 supplemental stock option plan to 9,600,000 shares. On July 14, 2000, the board of directors amended the 1996 supplemental stock option plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2,200,000 shares, for a total of 11,800,000 shares. On August 28, 2002, the board of directors amended the 1996 supplemental stock option plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 3,600,000 shares, for a total of 15,400,000 shares. On May 2, 2003, the board of directors amended the 1996 supplemental plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 3,000,000 shares, for a total of 18,400,000 shares. As of September 12, 2003, options to acquire 8,877,332 shares were outstanding under the 1996 supplemental stock option plan, out of the 18,400,000 shares reserved for issuance. As of September 12, 2003, 6,271,416 shares were available for issuance under the 1996 supplemental stock option plan.

Awards Permitted under the 1996 Supplemental Stock Option Plan

The 1996 supplemental stock option plan authorizes grants of nonstatutory stock options only.

Terms of Options

The exercise price of an option may not be less than the fair market value of our common stock on the date of grant. All options granted pursuant to the 1996 supplemental stock option plan generally have a term of ten years from the date of grant. All of the options that are currently outstanding under the 1996 supplemental stock option plan vest and become exercisable over a four year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any liability of our company to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board of directors or its appointed committee may establish. If an optionee’s employment terminates other than for death or disability, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board of directors or its appointed committee, up to the remainder of the term of the option. If an optionee’s employment terminates due to death or disability, the option remains exercisable for a fixed period of 12 months or such longer period as may be fixed by the board of directors or its appointed committee, up to the remainder of the term of the option.

Capital Changes

The number of shares available for future grant and previously granted but unexercised options, and the price per share of such options, are subject to proportional adjustment for any future stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other changes in capitalization as described in the 1996 supplemental stock option plan.

Merger or Asset Sale

In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1996 supplemental stock option plan must be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

The board of directors may amend or terminate the 1996 supplemental stock option plan without shareholder approval, but no amendment, alteration, suspension or termination of the 1996 supplemental stock option plan may adversely affect any award previously granted under the 1996 supplemental stock option plan without the written consent of the optionee.

Certain United States Federal Income Tax Information

An optionee generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

Unless limited by Section 162(m) of the Code, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the 1996 supplemental stock option plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth certain summary information for fiscal years 2003, 2002 and 2001 regarding compensation awarded to, earned by or paid to our chief executive officer and our next four most highly compensated executive and non-executive officers whose compensation exceeded $100,000 in the fiscal year ended June 30, 2003 (our “named executive officers”) for services rendered in all capacities to us for the fiscal year ended June 30, 2003.

	Fiscal	Annual Compensation		Long-term Compensation Awards
				Securities Underlying Options
Name and Principal Position	Year	Salary(1)	Bonus
J. Kim Fennell	2003	$375,000	$108,575	730,000
President and Chief Executive Officer	2002	—	—	—
	2001	—	—	—

Mark L. Sanders(2)	2003	$360,000	$—	—
Chairman of the Board of Directors	2002	356,452	226,060	110,000
	2001	362,500	—	100,000

Ajay Chopra(3)	2003	$233,665	$62,295	127,000
President, Broadcast and Professional Division	2002	201,030	130,424	90,000
	2001	208,987	—	90,000

William Loesch	2003	$207,900	$58,990	85,000
Vice President, Product Management and	2002	190,365	120,525	50,000
Engineering, Business and Consumer Division	2001	198,287	—	65,000

Robert Wilson	2003	$211,359	$60,584	85,000
Senior Vice President, Corporate Development	2002	195,507	119,709	—
	2001	203,245	—	125,000

(1)	In response to the general economic downturn, (a) Mr. Sanders voluntarily elected to reduce his salary by 20% for the first nine months of fiscal year 2002 and (b) each of Messrs. Chopra, Loesch and Wilson voluntarily elected to reduce his salary by 10% for the first nine months of fiscal 2002. The fiscal year 2002 figures included in this column reflect these salary reductions.

(2)	Mr. Sanders retired from his position as president and chief executive officer on July 1, 2002. Mr. Sanders was appointed as chairman of the board of directors effective July 1, 2002. Pursuant to the terms of the Offer Letter and Employment Agreement dated June 28, 2002 between us and Mr. Sanders, dated as of July 1, 2002, Mr. Sanders ceased to accrue paid time off and his then accrued paid time off balance was to be paid in full. The fiscal year 2002 salary figure for Mr. Sanders in the above table includes $37,702 in accrued paid time off that we paid to Mr. Sanders on June 28, 2002. See “Employment Contracts and Change of Control Arrangements” below for a full discussion of this agreement.

(3)	Mr. Chopra retired from his position as the chairman of the board of directors on July 1, 2002. Mr. Chopra continues to serve as the president of the broadcast and professional division and as a director.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted during the fiscal year ended June 30, 2003 under our 1996 stock option plan to each of our named executive officers.

	Individual Grants
	Number of Securities Underlying Options Granted (#)(2)		Percent of Total Options Granted to Employees in Fiscal Year (#)		Exercise Price Per Share ($)(3)(4)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(1)
Name							5%	10%
J. Kim Fennell	600,000 130,000	(5)	21.3 4.6	% %	10.00 9.29	07/01/12 05/02/13	3,773,368 759,434	9,562,454 1,924,556
Mark L. Sanders	—		—		—	—	—	—
Ajay Chopra	127,000		4.5%		10.41	03/31/13	831,443	2,107,039
William Loesch	85,000		3.0%		10.41	03/31/13	556,477	1,410,223
Robert Wilson	85,000		3.0%		10.41	03/31/13	556,477	1,410,223

(1)	Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2)	The options shown granted in fiscal year 2003 become exercisable as to 25% of the option shares on the first anniversary of the date of grant and as to 1/48th of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(3)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4)	Exercise price and tax withholding obligations may, as determined by our board of directors or the compensation committee of the board of directors, be paid in cash, promissory note, by delivery of already owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5)	550,000 shares of this option grant were granted pursuant to our 1996 supplemental stock option plan.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year End Option Values

The following table sets forth certain information regarding the exercise by our named executive officers of stock options during fiscal year 2003 and the value of options held by our named executive officers as of June 30, 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at June 30, 2003 (#)		Value of Unexercised In-the- Money Options at June 30, 2003 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Kim Fennell	—	—	—	730,000	—	603,430
Mark L. Sanders	—	—	507,250	112,084	2,874,143	650,821
Ajay Chopra	32,000	349,562	281,062	217,938	1,479,484	540,114
William Loesch	45,000	472,365	233,436	141,564	1,330,917	330,507
Robert Wilson	50,000	463,071	152,728	139,896	621,854	225,660

(1)	Market value of our common stock at the exercise date minus the exercise price.

(2)	Market value of our common stock on June 30, 2003, the last trading day of fiscal year 2003, of $10.70 minus the exercise price.

Employment Contracts and Change of Control Arrangements

J. Kim Fennell Offer Letter and Employment Agreement and Change of Control Severance Agreement

Pursuant to a duly executed offer letter and employment agreement dated June 18, 2002 between us and J. Kim Fennell, our chief executive officer, president and a director since July 1, 2002, Mr. Fennell receives a salary of $31,250 per month, paid semi-monthly, and is entitled to (i) paid performance bonuses, targeted at 50% of base salary, paid on a half yearly basis, (ii) an option for 600,000 shares of our common stock and (iii) certain employee benefits.

In January 2003, we entered into a change of control severance agreement with Mr. Fennell. This agreement provides that if Mr. Fennell’s employment is involuntarily terminated within three months prior to or within 12 months after a change of control of our company, he will receive a lump sum payment equal to the sum of (i) 12 months of compensation at the rate of compensation in effect immediately prior to such termination and (ii) 100% of his target performance bonus for the year of termination. In addition, upon such termination, 100% of the outstanding stock options held by Mr. Fennell will vest and become fully exercisable. For 12 months after such termination, we will also continue to make available to Mr. Fennell and his dependents any health or life insurance coverage that they participated in on the date of his termination; provided, however, that he constitutes a “qualified beneficiary” as defined in Section 4980B(g)(1) of the Code and they elect continuation coverage pursuant to COBRA within the required time periods.

If Mr. Fennell’s employment with our company is terminated by us other than for “Cause” (as defined below), then (A) (i) if such termination occurs on or subsequent to the first anniversary of Mr. Fennell’s employment with us but prior to the second anniversary of his employment with us, then the vesting of his outstanding stock options will accelerate on the date of termination such that 50% of the unvested stock options shall immediately become vested and exercisable upon termination, or (ii) if such termination occurs prior to the first anniversary of Mr. Fennell’s employment with us, then the vesting of his outstanding stock options will accelerate on the date of termination as to that number of shares that would have become vested if Mr. Fennell had remained employed by us until the date 12 months following the termination; (B) Mr. Fennell shall be entitled to receive a severance payment in an amount equal to the sum of (i) 12 months of compensation as in effect immediately prior to such termination and (ii) 100% of his target performance bonus for the year of termination and (C) during the 12 months following such termination, we shall continue to make available to Mr. Fennell and his dependents coverage under any health and life insurance plan in which he and his dependents were covered on the date of his termination. Such severance payment will be in lieu of any other severance payment to which Mr. Fennell shall be entitled pursuant to any employment agreement, other letter or our then existing severance plans and policies. “Cause” is defined as (i) any act of personal dishonesty made by Mr. Fennell in connection with his responsibilities as an employee of our company, (ii) his conviction of, or plea of nolo contendere to, a felony, (iii) an act by Mr. Fennell that constitutes misconduct and is materially injurious to us, or (iv) continued violations by Mr. Fennell of his obligations to us after receiving a written demand from us regarding his substantial non-performance of his duties.

If Mr. Fennell’s employment with us terminates (i) voluntarily by him or (ii) for Cause by us, then he will be eligible only for severance benefits in accordance with our established policies as then in effect.

Mark L. Sanders Offer Letter and Employment Agreement

Pursuant to a duly executed offer letter dated June 28, 2002 between us and Mark L. Sanders, our chairman of the board of directors since July 1, 2002, Mr. Sanders received an annual salary of $360,000 for the initial one year term. Pursuant to the terms of the offer letter, Mr. Sanders’ employment was automatically extended for an additional one year term, during which Mr. Sanders will receive $240,000. Mr. Sanders’ employment will automatically be extended for up to two additional one year terms, during which Mr. Sanders will receive $120,000 per year, unless otherwise determined by the board of directors. In his position as chairman of the board of directors, Mr. Sanders will continue to be entitled to participate in our employee benefit plans.

If Mr. Sanders’ service as chairman of the board of directors or employment with us during the employment term terminates other than (i) for “Cause” (as defined below) by us or (ii) voluntarily by Mr. Sanders, then (A) Mr. Sanders will be entitled to receive pay in an amount equal to the salary he would have received had he continued to provide services through the expiration of the fourth term, paid quarterly; (B) his stock options will continue to vest as long as he remains chairman or a member of the board of directors and (C) we will pay his COBRA premiums (to the extent he is eligible) until the earlier of (y) the expiration of the applicable term at the time of termination or (z) he obtains other employment which provides comparable medical benefits. “Cause” is defined as (i) any act of material dishonesty made by Mr. Sanders in connection with his responsibilities as an employee of our company, (ii) his conviction of, or plea of nolo contendere to, a felony, or (iii) his gross misconduct.

If Mr. Sanders’ service as chairman or employment with us terminates (i) voluntarily by him or (ii) for Cause by us, then he will be eligible only for severance benefits in accordance with our established policies as then in effect.

Arthur D. Chadwick Change of Control Severance Agreement

In January 2003, we entered into a change of control severance agreement with Arthur D. Chadwick, our vice president of finance and administration and chief financial officer. This agreement provides that if Mr. Chadwick’s employment is involuntarily terminated within three months prior to or within 12 months after a change of control of our company, he will receive a lump sum payment equal to the sum of (i) 12 months of compensation at the rate of compensation in effect immediately prior to such termination and (ii) 100% of his target performance bonus for the year of termination. In addition, upon such termination, 100% of the outstanding stock options held by Mr. Chadwick will vest and become fully exercisable. For 12 months after such termination, we will also continue to make available to him and his dependents any health or life insurance coverage that they participated in on the date of his termination; provided, however, that he constitutes a “qualified beneficiary” as defined in Section 4980B(g)(1) of the Code and he elects continuation coverage pursuant to COBRA within the required time periods.

Georg Blinn Employment Agreement

In connection with our acquisition of micro computer products AG in September 1997, we entered into an employment agreement with Georg Blinn, who joined us as vice president, general manager, Pinnacle Systems GmbH. Mr. Blinn is currently the president of our business and consumer division. Pursuant to the agreement, Mr. Blinn receives a salary of €198,812 and is entitled to use of a company car and certain nominal perquisites.

Other Officer Change of Control Severance Agreements

In January 2003, we entered into change of control severance agreements with the following officers: Georg Blinn, Ajay Chopra, William Loesch and Robert Wilson. These agreements provide that if the employment of these individuals is involuntarily terminated within three months prior to or within 12 months after a change of control of our company, they will receive a lump sum payment equal to the sum of (i) six months of compensation at their respective rate of compensation in effect immediately prior to such termination and (ii) 50% of their respective target performance bonuses for the year of termination. In addition, upon such termination, 100% of the outstanding stock options held by these individuals will vest and become fully exercisable. For six months after such terminations, we will also continue to make available to Messrs. Blinn, Chopra, Loesch and Wilson and their respective dependents any health or life insurance coverage that they participated in on the date of their termination; provided, however, that they constitute a “qualified beneficiary” as defined in Section 4980B(g)(1) of the Code and they elect continuation coverage pursuant to COBRA within the required time periods.

Compensation of Directors

In fiscal year 2003, non-employee members of our board of directors received a quarterly retainer of $5,000. In May 2003, in light of added corporate governance responsibilities and upon review of comparable company compensation information, the board of directors approved an annual retainer for fiscal year 2004 of $8,000 for members of the audit committee, $5,000 for members of the compensation committee; $3,000 for members of the nominating and governance committee; $5,000 for the chairman of the audit committee and $3,000 for the chairman of the compensation committee. Non-employee members of our board of directors will continue to receive a quarterly retainer of $5,000.

In addition, our 1994 director option plan provides for option grants to our non-employee directors who do not represent shareholders holding more than 1% of our outstanding common stock pursuant to an automatic nondiscretionary grant mechanism. Pursuant to the 1994 director option plan, during fiscal year 2003, each of L. Gregory Ballard, L. William Krause, John C. Lewis and Charles J. Vaughan received an option to purchase 20,000 shares of our common stock at an exercise price of $11.89 per share. Upon joining our board of directors, Mr. Motro received an option pursuant to the 1994 director option plan to purchase 40,000 shares of our common stock at an exercise price of $8.22 per share.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the compensation committee of the board of directors on executive compensation shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In accordance with the written charter adopted by the board of directors, the compensation committee of the board of directors reviews and approves our executive compensation policies. A copy of the compensation committee’s charter is attached to this proxy statement as Annex B. The following is the report of the compensation committee describing the compensation policies and rationales applicable to our executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 2003.

Compensation Philosophy

Our philosophy in setting our compensation policies for executive officers is to maximize shareholder value over time. The primary goal of our executive compensation program is therefore to closely align the interests of the executive officers with those of our shareholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate such individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in us. We currently use two integrated components, cash compensation, including bonuses, and stock options, to meet these goals.

Cash Compensation

The cash compensation component of the total compensation is designed to compensate executives competitively within the industry and the marketplace and comprises two segments, base salary and bonuses.

The compensation committee reviewed and approved calendar 2003 base salaries for the chief executive officer and other executive officers at the beginning of the calendar year.

The board of directors established the fiscal year 2003 incentive compensation plan for our executive officers based upon our company’s achievement of revenue and net income targets for fiscal year 2003. Base salaries and the bonus levels were established by the compensation committee based upon competitive compensation data, an executive’s job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable us to attract, motivate, reward and retain highly skilled executives. In order to evaluate our company’s competitive posture in the industry, the compensation committee reviewed and analyzed the compensation packages, including base salary levels, offered by other high technology companies. No specific formula was applied to determine the weight of each factor.

During fiscal year 2003, the compensation of J. Kim Fennell, our president and chief executive officer, consisted of base salary and stock options. Mr. Fennell’s base salary for fiscal year 2003 was $375,000. In addition, Mr. Fennell was granted an option to purchase 550,000 shares of common stock pursuant to the 1996 supplemental stock option plan at an exercise price of $10.00, an option to purchase 50,000 shares of common stock pursuant to the 1996 stock option plan at an exercise price of $10.00 and an option to purchase 130,000 shares of common stock pursuant to the 1996 stock option plan at an exercise price of $9.29, which was the fair market value of our common stock at the date of each grant. In fiscal year 2003, Mr. Fennell received a cash bonus of $108,575. In fiscal year 2003, all executive officers as a group received options to purchase 1,239,000 shares of common stock pursuant to the 1996 stock option plan and the 1996 supplemental stock option plan. The compensation committee reviews the chief executive officer’s salary at the beginning of the calendar year using the same criteria and policies as are employed for the other executive officers.

Stock Options

The compensation committee provides our executive officers with long-term incentive compensation through grants of stock options under our 1987 stock option plan until April 1997, and since then, under our 1996 stock option plan. The compensation committee believes that stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in us and to share in the appreciation of the value of our common stock. The compensation committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to remain with Pinnacle. All options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. The compensation committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

Section 162(m)

The compensation committee has considered the potential future effects of Section 162(m) of the Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. Our company has adopted a policy that, where reasonably practicable, it will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). The 1996 stock option plan includes a limit on the number of shares that may be granted to any one employee during the fiscal year. Such limit is intended to preserve our company’s ability to deduct the compensation expense relating to stock options granted under such plan.

In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by:

The Compensation Committee of the Board of Directors

L. William Krause, Chairman

L. Gregory Ballard

PERFORMANCE GRAPH

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the information set forth below under the heading “Performance Graph” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Set forth below is a line graph comparing the cumulative total return to holders of our common stock with the cumulative total return of the Nasdaq National Market (U.S.) Index, the Nasdaq National Market Electronic Components Index and a peer group for the period commencing June 30, 1998 and ending on June 30, 2003. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year. In previous years, we had selected the JP Morgan H&Q Technology Index (the “H&Q Index”) as our industry index for comparison. The H&Q Index is no longer available, so we have selected the Nasdaq National Market Electronic Components Index as our industry index to replace the H&Q Index. The peer group comprises the companies that constituted the H&Q Index when it was discontinued.

The graph assumes that $100 was invested on June 30, 1998 in our common stock, the Nasdaq National Market (U.S.), the Nasdaq National Market Electronic Components Index and the peer group, and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

Comparison of Five Year Cumulative Total Return

Among Pinnacle Systems, Inc., the Nasdaq National Market (U.S.) Index, the Peer Group and

the Nasdaq National Market Electronic Components Index

RELATED PARTY TRANSACTIONS

Since July 1, 2002, we believe that there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation and Other Matters.” We intend that any such future transactions will be approved by the audit committee of the board of directors and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all our executive officers, directors and greater than ten percent shareholders complied with all applicable filing requirements during fiscal year 2003.

OTHER MATTERS

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

Dated: October 8, 2003

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF PINNACLE SYSTEMS, INC.

(As Amended and Restated July 2001)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Pinnacle Systems, Inc., a California corporation, (the “Company”) shall be:

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to nominate to the Board of Directors independent auditors to audit the Company’s financial statements and oversee the activities and independence of such independent auditors; and

•	to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three (3) members of the Board of Directors. The members of the Audit Committee will meet the following criteria:

1.	Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements, and, if such member does not satisfy those requirements, then such member will notify the Company;

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

•	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function;

•	Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

•	Reviewing fee arrangements with the independent auditors;

•	Reviewing the independent auditors’ proposed audit scope, approach and independence;

•	Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

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•	Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Directing the Company’s independent auditors to review, before release and filing with the Securities and Exchange Commission (the “SEC”), the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

•	Reviewing with management, before release and filing with the SEC, the audited financial statements and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K;

•	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

•	Reviewing the Audit Committee’s own structure, processes and membership requirements;

•	Overseeing compliance with SEC and Nasdaq National Market Audit Committee requirements for disclosure of auditor’s services and audit committee membership and activities;

•	Reviewing related party transactions for potential conflicts of interest;

•	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist; and

•	Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the independent auditors as well as members of the Company’s management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

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ANNEX B

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF PINNACLE SYSTEMS, INC.

(As Amended and Restated January 30, 2003)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is to review and approve, and, where appropriate, to make recommendations to the Board of Directors (the “Board”) regarding all forms of compensation to be provided to the employees and directors of, and consultants to, Pinnacle Systems, Inc., a California corporation, and its subsidiaries (the “Company”), including all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time. The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the directors and officers with those of the Company’s shareholders. To achieve this goal the Compensation Committee attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company; (ii) motivate individuals to perform at their highest level and reward outstanding achievement; (iii) maintain a significant portion of the executives’ total compensation at risk by linking it to the achievement of financial, organizational and management performance goals; and (iv) encourage executives to manage from the perspective of shareholders.

MEMBERSHIP:

The Compensation Committee shall consist of a minimum of two (2) non-employee directors of the Company as are determined by the Board. The members of the Compensation Committee are appointed by and serve at the discretion of the Board.

Each member of the Compensation Committee will be (i) an independent director as defined by the rules of The Nasdaq Stock Market, (ii) an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and (iii) a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

  1.    Review and make recommendations to the Board regarding the compensation of the Chief Executive Officer of the Company (the “CEO”). For purposes of this Compensation Committee Charter, the compensation of the CEO and the other officers of the Company to be approved by the Compensation Committee hereunder shall include all “plan” compensation as such term is defined in Item 402(a)(7) of Regulation S-K promulgated under the Securities Act of 1933, as amended). To the extent necessary to maintain the deductibility of compensation paid to the CEO, including pursuant to Section 162(m) of the IRC, the Compensation Committee shall review and approve decisions regarding the compensation of the CEO.

  2.    Review and approve decisions regarding all forms of compensation to be provided to the officers of the Company on an annual basis. Review and evaluate the performance of the officers of the Company, including the CEO;

  3.    Review and approve general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined;

  4.    Review and approve the compensation policy for the directors of and consultants to the Company;

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  5.    Act as the Administrator (as defined under each plan) and administer, within the authority delegated by the Board, the Company’s equity compensation plans adopted by the Board (the “Plans”). In its administration of the Plans, the Compensation Committee may, pursuant to authority delegated by the Board, (a) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder), (b) amend such stock options or stock purchase rights, and (c) take all other actions permitted under the Plans. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the Plans and changes in the number of shares reserved for issuance thereunder;

  6.    Prepare a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the CEO for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; (c) the Compensation Committee’s executive compensation policies applicable to officers; and (d) the Company’s policies with respect to the $1 million deduction limit for certain executive compensation imposed by Section 162(m) of the IRC;

  7.    Review the Compensation Committee Charter, structure, processes and membership requirements from time to time;

  8.    As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, including, without limitation, any compensation consultant to be engaged by the Company or the Compensation Committee to evaluate CEO, executive officer, employee or director compensation;

  9.    Authorize the repurchase of shares from terminated employees pursuant to applicable law; and

10.    Annually review and evaluate its own performance.

MEETINGS:

The Compensation Committee will meet at such times as it deems appropriate to fulfill its responsibilities under this Charter. The Compensation Committee shall establish its own schedule, which it will provide to the Board in advance. The members of the Compensation Committee may invite the Chief Executive Officer, the Vice President of Human Resources or any other person to attend meetings as appropriate.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Compensation Committee will provide written or oral reports to the Board of the Company regarding (i) actions taken by the Compensation Committee and (ii) any recommendations of the Compensation Committee submitted to the full Board for action. In addition, the Board shall be provided with copies of the written minutes of the meetings of the Compensation Committee.

DELEGATION OF AUTHORITY:

The Compensation Committee may form and delegate authority to subcommittees or management when appropriate.

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ANNEX C

CHARTER FOR THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF PINNACLE SYSTEMS, INC.

(As Amended and Restated January 30, 2003)

PURPOSE:

The purpose of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Pinnacle Systems, Inc. (the “Company”) is to ensure that the Board is properly constituted to meet its fiduciary obligations to shareholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the Board by identifying prospective director nominees and recommending to the Board the director nominees for the next annual meeting of shareholders; (2) recommend to the Board director nominees for each committee; (3) develop and recommend to the Board the governance principles applicable to the Company; and (4) oversee the evaluation of the Board.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

The Nominating and Governance Committee shall be comprised of no fewer than three members.

The members of the Nominating and Governance Committee shall meet the independence requirements of The Nasdaq Stock Market.

The members of the Nominating and Governance Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

1.    Evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

2.    Determine on an annual basis desired Board qualifications, expertise and characteristics and conduct searches for potential Board members with corresponding attributes. Identify, evaluate and propose nominees for election to the Board. In performing these tasks, the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

3.    Ensure that independent members of the Board convene executive sessions regularly.

4.    Review the appropriateness of each Board member’s continued service every three years.

5.    Oversee the Board performance evaluation process.

6.    Form and delegate authority to subcommittees when appropriate.

7.    Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs and proposal of the Board slate for election. Consider shareholder nominees for election to the Board.

8.    Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

9.    Conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.

10.    Ensure that the Board and the Board committees convene regularly.

11.    Make regular reports to the Board.

12.    Maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

13.    Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

14.    Annually review and evaluate its own performance.

15.    In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

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ANNEX D

PINNACLE SYSTEMS, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Pinnacle Systems, Inc.

1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

2.    Definitions.

(a)    “Administrator” shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)    “Board ” shall mean the Board of Directors of the Company.

(c)    “Change of Control” shall mean the occurrence of any of the following events:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv)    A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

(d)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means a committee of the Board appointed by the Board in accordance with Section 14 hereof.

(f)    “Common Stock” shall mean the common stock of the Company.

(g)    “Company” shall mean Pinnacle Systems, Inc.

(h)    “Compensation” shall mean all base straight time gross earnings, excluding commissions, payments for overtime, shift premium, variable compensation, incentive payments, bonuses, and other cash compensation.

(i)    “Designated Subsidiary” shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

(j)    “Director” shall mean a member of the Board.

(k)    “Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(l)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)    “Exercise Date” shall mean the first Trading Day on or after May 1 and November 1 of each year. The first Exercise Date under the Plan shall be May 1, 2005.

(n)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(o)    “Offering Date” shall mean the first Trading Day of each Offering Period.

(p)    “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the May 1 and November 1 Offering Period commencement date approximately twenty-four months later; provided, however, that the first Offering Period under the Plan shall commence on the first Trading Day on or after August 24, 2004 and end on the first Trading Day on or after November 1, 2006, and the second Offering Period under the Plan shall commence on the first Trading Day on or after May 1, 2005 and end on the first Trading Day on or after May 1, 2007. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(q)    “Plan” shall mean this Employee Stock Purchase Plan.

(r)    “Purchase Period” shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

(s)    “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(t)    “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(u)    “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.    Eligibility.

(a)    First Offering Period.    Any individual who is enrolled in the Company’s 1994 Employee Stock Purchase Plan shall be automatically enrolled in the first Offering Period with payroll deductions commencing at the same rate as specified in such individual’s most recent subscription agreement submitted to the Company.

(b)    Subsequent Offering Periods.    Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.

(c)    Limitations.    Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to

Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.    The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.    An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Offering Date.

6.    Payroll Deductions.

(a)    At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)    Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c)    All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d)    A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(f)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7.    Grant of Option.    On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(c) and 12 hereof. The Eligible Employee may accept the grant of such option by turning in a completed Subscription Agreement (attached hereto as Exhibit A) to the Company on or prior to an Offering Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)    Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)    If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

9.    Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator.

10.    Withdrawal.

(a)    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)    A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Termination of Employment.    In the event a participant ceases to be an Eligible Employee of the Company or any Designated Subsidiary, as applicable, his or her option automatically shall terminate on the date of such Eligible Employee’s termination. Any payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

13.    Stock.

(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be the number of shares that would have been authorized but unissued under the Company’s 1994 Employee Stock Purchase Plan (the “1994 Plan”) as of August 24, 2004 had the 1994 Plan not terminated.

(b)    Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

(c)    Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.    Administration.    The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

15.    Designation of Beneficiary.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)    All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.

16.    Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.

18.    Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

(a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 13(a)(i)), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)    Merger or Change of Control.    In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a)    The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)    Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)    shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii)    allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 20 hereof.

24.    Automatic Transfer to Low Price Offering Period.    To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

PINNACLE SYSTEMS, INC.

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF PINNACLE SYSTEMS, INC.

The undersigned shareholder of PINNACLE SYSTEMS, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 29, 2003, and hereby appoints J. Kim Fennell and Arthur D. Chadwick, and each of them, proxies and attorneys-in-fact (the “Proxies”), each with the full power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of PINNACLE SYSTEMS, INC. to be held on Wednesday, October 29, 2003 at 1:00 p.m. local time at 280 North Bernardo Avenue, Mountain View, California 94043 and at any adjournment or adjournments thereof, and to vote all shares of common stock of Pinnacle Systems, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AND FOR THE APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

PLEASE MARK HERE FOR

ADDRESS CHANGE OR COMMENTS   ☐

SEE REVERSE SIDE

1.	Election of Directors:

FOR ☐	WITHHOLD ☐	FOR ALL ☐

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01 L. Gregory Ballard

02 Ajay Chopra

03 J. Kim Fennell

04 L. William Krause

05 John C. Lewis

06 Harry Motro

07 Mark L. Sanders

08 Charles J. Vaughan

2.	Proposal to ratify the appointment of KPMG LLP as independent auditors of Pinnacle Systems, Inc. for the fiscal year ending June 30, 2004:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve to the 2004 Employee Stock Purchase Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the Proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature(s)                                                           Dated                 , 2003

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

^ FOLD AND DETACH HERE ^